SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): November 7, 2006

Commission File Number: 000-030813

AlphaRx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0177440
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

200-168 Konrad Crescent
Markham, Ontario, Canada L3R 9T9
(Address of principal executive offices)

Registrant's telephone number, including area code: (905) 479-3245

ITEM: 1.01 – ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

On November 6, 2006, the Company entered into a Feasibility and Option Agreement with a global pharmaceutical company based in U.S.

Under the agreement, we granted them an exclusive option to acquire an exclusive worldwide license to our nanoparticle delivery systems for the development, manufacture and commercialization of certain products in certain indications. In return, they agreed to pay us an upfront fee, as well as additional payments upon the achievement of specified milestones and royalty payments from future product sales that utilize our delivery systems. They will have the sole responsibility for obtaining all regulatory approvals necessary for commercialization of these products at their own expense.

A copy of the press release we issued in connection with this Agreement is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: November 8, 2006

/s/ Michael Lee
Michael M. Lee, President